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                                                                    EXHIBIT 4.01

QSI

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                               CUSIP 749077 10 3

                                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

   FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE PER
                                   SHARE, OF

                               QUOKKA SPORTS, INC.

transferable on the books of the Corporation in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:
                                           President and Chief Executive Officer


                                                       Executive Vice President,
                                           Chief Financial Officer and Secretary

COUNTERSIGNED AND REGISTERED:

                                BANKBOSTON, N.A.

                                                    TRANSFER AGENT AND REGISTRAR
BY: